EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated; Template Software, Inc. 1996 Equity Incentive Plan; Software Architecture and Engineering, Inc. 1992 Non-Statutory Stock Option Plan; Template Software, Inc. 1992 Incentive Stock Option Plan, Class B Stock; Software Architecture and Engineering 1992 Incentive Stock Option Plan; Software Architecture and Engineering 1986 Incentive Stock Option Plan; and the Software Architecture and Engineering 1984 Incentive Stock Option Plan; of our report dated March 17, 1999 relating to the financial statements of Template Software, Inc., which appears in the Annual Report on Form 10-K of
Template Software, Inc. for the year ended December 31, 1998. We also consent to the reference to us under the heading "Interests of Named Experts" in such Registration Statement.




/s/  PricewaterhouseCoopers  LLP


McLean,  Virginia
March  22,  2000